UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2016

XcelMobility Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 East Bayshore Road, Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 320-1728

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01. Changes in Control of Registrant.

On May 6, 2016, XcelMobility Inc., a Nevada corporation (the “Company”) issued a convertible promissory note in the aggregate principal amount of $1,000,000 to Biz Wit Holdings Ltd., a company organized under the laws of the British Virgin Islands (“Biz Wit”), as more particularly described in the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2016. The president, beneficial owner and control person of Biz Wit is Mr. Zhixiong Wei, who serves as the current Chief Executive Officer and Chairman of the Board of the Company (“Mr. Wei”).

On May 18, 2016, the Company issued a convertible promissory note in the aggregate principal amount of $700,000 to Sino Secure International (Holdings) Limited, a company organized under the laws of the British Virgin Islands (“Sino Secure”). The Sino Secure note contained terms similar to those contained in the Biz Wit note, as more particularly described in the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2016.

On October 14, 2016, Biz Wit converted $500,000 of the principal amount outstanding under its note into shares of the Company’s common stock, and Sino Secure converted the entire principal amount of $700,000 under its note into shares of the Company’s common stock, at a conversion price of $0.001 per share. The conversion of these notes resulted in an issuance of 500,000,000 shares of common stock to Biz Wit, and an issuance of 700,000,000 shares of common stock to Sino Secure. The Company believes these issuances may have effected a change of control of the Company because of the significant ownership percentages acquired by each of Biz Wit and Sino Secure.

As a result of the note conversions, Mr. Wei may be deemed to be the beneficial owner of approximately 24% of the Company’s outstanding shares of common stock (on an as-converted basis), consisting of 20,000,000 shares of common stock held by Mr. Wei, 2,500,000 shares of common stock issuable upon conversion of 2,500,000 shares of preferred stock held by Mr. Wei, and 500,000,000 shares of common stock held by Biz Wit (and beneficially owned indirectly by Mr. Wei). Sino Secure is now the beneficial owner of approximately 32% of the Company’s outstanding shares of common stock, consisting of 700,000,000 shares of common stock issued to Sino Secure in connection with the note conversion.

The Company has no knowledge of any affiliation between Biz Wit and Sino Secure, and the Company is not aware of any arrangements or understandings among the Company’s shareholders and their associates with respect to election of directors and other corporate governance matters.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On August 25, 2016, Mr. Wei acquired a 100% equity interest in Shenzhen CC Power Corporation, a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of the Company (“CC Power”), pursuant an Agreement on Equity Transfer between Mr. Wei and Xili Wang, the Company’s former Chief Financial Officer and Secretary. The Agreement on Equity Transfer provides that Mr. Wei acquired all of the outstanding equity of CC Power for the price of RMB 1 Yuan.

CC Power is an indirect subsidiary of the Company through a contractual arrangement involving Shenzhen CC Power Investment Consulting Co. Ltd., a company organized under the laws of the People’s Republic of China and a wholly-owned subsidiary of the Company (“CC Investment”). In August 2011, CC Investment, CC Power, and Xili Wang entered into a set of controlling agreements, pursuant to which CC Investment obtained contractual ownership and control of CC Power. On August 25, 2016, in connection with the change in ownership of CC Power, CC Investment entered into the following contractual agreements with CC Power and/or Mr. Wei, as the new “CC Power Shareholder,” each of which is enforceable and valid in accordance with the laws of the People’s Republic of China:

Entrusted Management Service Agreement. Pursuant to the Entrusted Management Service Agreement among CC Power, CC Investment, and the CC Power Shareholder, CC Investment agrees to provide, and CC Power agrees to accept, exclusive management services, including, without limitation, financial management services, business management services, advertising and marketing services, human resources management services, and internal control services. The Entrusted Management Service Agreement will remain in effect until the completion of the acquisition of all the assets or equity of CC Power by CC Investment or its designated third party, as more fully described in the Exclusive Purchase Option Agreement below.

Technical Services Agreement. Pursuant to the Technical Services Agreement among CC Power, CC Investment, and the CC Power Shareholder, CC Investment agrees to provide, and CC Power agrees to accept, exclusive technical services provided by CC Investment, including, without limitation, software and technology development services, computer system services, data analysis services, training, technical consulting services, and import and export consultancy services. The Technical Services Agreement will remain in effect until the completion of the acquisition of all the assets or equity of CC Power by CC Investment or its designated third party, as more fully described in the Exclusive Purchase Option Agreement below.

Exclusive Purchase Option Agreement. Pursuant to the Exclusive Purchase Option Agreement among CC Power, CC Investment, and the CC Power Shareholder, the CC Power Shareholder granted CC Investment an irrevocable and exclusive option to acquire the assets and/or equity of CC Power for nominal consideration, plus the cancellation of all or part of the debt owing under the Loan Agreement described below. CC Investment may exercise its purchase option at any time.

Loan Agreement. Pursuant to the Loan Agreement between CC Investment and the CC Power Shareholder, CC Investment agreed to lend 10,000,000 RMB to the CC Power Shareholder on an interest-free basis. The loan is to be used solely for the operations of CC Power. As security for the loan, the CC Power Shareholder agreed to pledge his equity in CC Power, as more fully described in the Equity Pledge Agreement below.

Equity Pledge Agreement. Pursuant to the Equity Pledge Agreement among CC Power, CC Investment, and the CC Power Shareholder, the CC Power Shareholder agreed to pledge all of his equity interest in CC Power to CC Investment as a guaranty of the performance of the obligations of the CC Power Shareholder and CC Power under the Loan Agreement, the Entrusted Management Service Agreement, the Technical Services Agreement, and the Exclusive Purchase Option Agreement. The Equity Pledge Agreement will remain in effect until all payments due and obligations under the foregoing agreements have been fulfilled by the CC Power Shareholder and/or CC Power. Pursuant to the terms of the Equity Pledge Agreement, the CC Power Shareholder shall not, among other things, sell, transfer, mortgage or otherwise dispose of or encumber the pledged equity interests without CC Investment’s prior written consent.

Assignment and Novation Agreement. Pursuant to the Assignment and Novation Agreement among CC Power, CC Investment, Xili Wang and Mr. Wei, the parties acknowledged that the new CC Power controlling agreements have replaced the original controlling agreements in their entirety, meaning that as of August 25, 2016, Xili Wang assigned to Mr. Wei all of the rights of the CC Power Shareholder under the CC Power controlling agreements, and Mr. Wei assumed from Xili Wang all of the obligations of the CC Power Shareholder under such agreements. The Assignment and Novation Agreement provides that the original controlling agreements have been terminated and replaced in their entirety by the updated controlling agreements. With respect to the Loan Agreement, the Assignment and Novation Agreement provides that the amount originally borrowed by Xili Wang under the original loan agreement, which was contributed to the bank account of CC Power, shall be treated as the amount received by Mr. Wei under the Loan Agreement, and that Mr. Wei shall assume the responsibility to repay the loan and fulfill all the obligations of the borrower under the Loan Agreement.

The foregoing descriptions of the Agreement on Equity Transfer, Entrusted Management Service Agreement, Technical Services Agreement, Exclusive Purchase Option Agreement, Loan Agreement, Equity Pledge Agreement and Assignment and Novation Agreement do not purport to be complete, and are qualified entirely by their reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement on Equity Transfer dated August 25, 2016, by and between Xili Wang and Zhixiong Wei.

10.2	Entrusted Management Service Agreement dated August 25, 2016, by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co., Ltd., and the Shareholder of Shenzhen CC Power Corporation (Zhixiong Wei).

10.3	Technical Services Agreement dated August 25, 2016, by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co., Ltd., and the Shareholder of Shenzhen CC Power Corporation (Zhixiong Wei).

10.4	Exclusive Purchase Option Agreement dated August 25, 2016, by and among Shenzhen CC Power Investment Consulting Co., Ltd., Shenzhen CC Power Corporation, and the Shareholder of Shenzhen CC Power Corporation (Zhixiong Wei).

10.5	Loan Agreement dated August 25, 2016, by and between the Shareholder of Shenzhen CC Power Corporation (Zhixiong Wei) and Shenzhen CC Power Investment Consulting Co., Ltd.

10.6	Equity Pledge Agreement dated August 25, 2016, by and among the Shareholder of Shenzhen CC Power Corporation (Zhixiong Wei), Shenzhen CC Power Investment Consulting Co., Ltd., and Shenzhen CC Power Corporation.

10.7	Assignment and Novation Agreement dated August 25, 2016, by and among Shenzhen CC Power Corporation, Shenzhen CC Power Investment Consulting Co., Ltd., Xili Wang and Zhixiong Wei.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: October 18, 2016	By:	/s/ Zhixiong Wei
Zhixiong Wei
Chief Executive Officer